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                                                                   EXHIBIT 5

                         JAECKLE, FLEISCHMANN & MUGEL
                         A T T O R N E Y S  A T  L A W

 FLEET BANK BUILDING   TWELVE FOUNTAIN PLAZA   BUFFALO, NEW YORK  14202-2292
                     TEL (716) 856-0600  FAX (716) 856-0432


                                                                December 5, 1995


EastGroup Properties
300 One Jackson Place
188 East Capitol Street
Jackson, Mississippi  39201

            RE:   EASTGROUP PROPERTIES
                  REGISTRATION STATEMENT ON FORM S-3
                  ----------------------------------

Ladies and Gentlemen:

            We have acted as counsel to EastGroup Properties, a Maryland real estate investment trust (the "Trust"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement"), covering 1,700,000 shares of beneficial interest, $1.00 par value, of the Trust (the "Shares"), which Shares will be sold pursuant to the terms and conditions of the Trust's Distribution Reinvestment Plan substantially in the form of the Trust's Distribution Reinvestment Plan filed as Exhibit 99 to the Registration Statement (the "Distribution Reinvestment Plan").

            We have examined such corporate records of the Trust and other documents as we have deemed necessary and appropriate under the circumstances to furnish the following opinions:

            1. The Trust is a real estate investment trust duly organized and validly existing under the laws of the State of Maryland.

            2. When the Registration Statement has become effective under the Securities Act of 1933, as amended, and the Shares have been sold and delivered pursuant to the terms and conditions set forth in the Distribution Reinvestment Plan, the Shares will be validly issued, fully-paid and non-assessable.

            We hereby consent to the filing of this letter as an exhibit to the Registration Statement and all amendments thereto, and we further consent to any and all references to our name therein.

                                    Very truly yours,

                                    JAECKLE, FLEISCHMANN & MUGEL